Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267936, No. 333-285145 and No. 333-282731) and Form S-8 (No. 333-286109, No. 333-278693, No. 333-271272 and No. 333-268403) of Rumble Inc. (the “Company”) of our report dated March 5, 2026, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Seattle, Washington

March 5, 2026